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                                                                    EXHIBIT 23.4

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Evergreen Resources, Inc., (the "Company"), of our audit, dated February 10, 2000, of the estimates of the net proved oil and gas reserves of the Company and their present values, as of December 31, 1999, included as Exhibit 22.0 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all references to our firm therein.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.

                                       By:    /s/ Danny D. Simmons
                                       Name:  Danny D. Simmons
                                       Title: Senior Vice President

Houston, Texas
October 18, 2000